Exhibit 10.13

Contract Number:

Business Cooperation Agreement

Party A: Shenzhen Dadi Xintong Guarantee Co., Ltd.

Registered Address: A4-17, No.108 Lijia Road, Henggang Street, Longgang District, Shenzhen City.

Party B: Shenzhen Hezhong Fortune Finance Investment Management Co., Ltd.

Registered Address: Room 201, Building A, Qianwan 1st Road, Qianhai Shenzhen-Hongkong Cooperation District, Shenzhen City.

Party A establishes business cooperation relationships with Party B. Party B provides guarantee services for the Party A’s platform users. In order to regularize the behavior of each parties, to set up a stable, good relationship of business support and cooperation, and to prevent business risks, both parties are voluntary to sign this agreement based on the relevant laws and regulations and the regulations of national authorities.

Article One Statement and Guarantee of Both Parties

Party A is a institution which has the subject qualification and enough ability to fulfill the guarantee responsibility, engaging in guarantee and its related business and registered according to the law. It is internally authorized for Party A to establish business cooperation relationship with Party B. Within the cooperation period, Party A shall follow the rules and regulations of the national authorities and run properly. The materials provided by Party A to Party B shall be true, complete and valid.

Party B is an Internet Finance Information Services Platform which registered and established according to the law. It is internally authorized to establish guarantee business cooperation relationship with Party A.

Article Two Business Cooperation Content

Party A shall provide an irrevocable guarantee of joint and several liability for the timely payment of the financing project applied by Party B's platform users. In case of overdue repayment of the financing project applied by the platform users, Party A shall make advance payment for the financing project of Party B's platform users.

The guarantee liability of Party A is independent from the principal agreement guaranteed, and shall not affect the guarantee effect due to various circumstances such as the invalidity, revocation or rescission of the main agreement.

The specific cooperation content of guarantee between Party A and Party B shall be subject to the “Agreement on Guarantee Service” signed by Party A, Party B and users of Party B's platform.

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Article Three Guarantee Deposit

Party A shall open a guarantee deposit account in Party B's fund circulation system (Bank depository system and Third-party payment system) and pay a certain amount of funds.

If any business between party a and party b constitutes a breach of contract, or any loan between party a and other financial institutions constitutes a breach of contract, party b shall have the right to terminate the business cooperation with party a and require party a to fulfill all guarantee responsibilities in advance.

Article Four Term of Business Cooperation

The term of business cooperation between Party A and Party B shall be one year, starting from the effective date of this agreement. After the termination of the term, the guarantee business that has occurred shall not be affected by the termination. Party A’s guarantee responsibility shall remain until all the creditor's rights under the main agreement are realized.

Article Five Guaranty Period

Party A's guaranty period for the financing project of Party B's platform users shall be two years from the day after the debt maturity determined by the main agreement. If the loan is recovered in advance due to the main agreement, the guaranty period shall be two years from the day after the payment date notified to the principal debtor by Party B.

Article Six Business Operation

If the mortgage or pledge guarantee co-exists with the principle creditor’s right, Party B shall have the right to require Party A to undertake the guarantee responsibility first and Party A can not raise a plead due to this reason, regardless of whether the mortgage (pledge) is provided by the principal debtor or a third party.

After Party A repays the debts for the principle debtor, Party B shall actively cooperate with Party A to take recourse against the principal debtor.

Article Seven The Obligatory and Specific Standards of Guarantee Responsibility

Under any of the following circumstances, Party B shall have the right to require Party A to perform or perform in advance the guarantee responsibility and deduct the corresponding amount from the margin account for the purpose of paying the financing project of Party B's platform users.

(one) The principal debtor’s debt (including principal and interest) reaches the debt maturity or reaches the debt maturity in advance;

(two) Liquidated damages of the principal debtor paying by installments accounts for more than 3% of the principal balance of the guaranteed creditor’s right;

(three) Any occurrence of the principal debtor that may endanger the security of the creditor's rights of Party B's platform users;

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(four) Other circumstances in which Party B has the right to require Party A to perform or perform in advance the guarantee responsibility according to law or the agreement.

Article Eight Responsibility for breach of Agreement

If Party A violates the agreement, Party B shall have the right to terminate the business cooperation with Party A and shall have the right to decide whether to require Party A to perform all guarantee obligations in advance.

If any business between Party A and Party B constitutes breach of the agreement, or any loan between Party A and other financial institutions constitutes breach of the agreement, Party B shall have the right to terminate the business cooperation with Party A and require Party A to fulfill all guarantee responsibilities in advance.

Article Nine Settlement of Disputes

Any dispute arising from the performance of this agreement shall first be settled by both parties through negotiation. If no agreement can be reached through negotiation, the dispute shall be settled through litigation in the court of the place where Party B is located.

Article Ten Supplementary Article

The agreement is made in duplicate and each of them has the equal legal effect. The agreement comes into force upon being signed (stamped) by both parties.

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(Signature Page)

Party A: Shenzhen Dadi Xintong Guarantee Co., Ltd. (Stamped)

Legal Person:

Authorized Agent:

Party B: Shenzhen Hezhong Fortune Finance Investment Management Co., Ltd. (Stamped)

Legal Person:

Authorized Agent:

Date of Signature: 18 December 2017

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